UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2018 (December 21, 2018)

AMPLIFY ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	82-1326219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 490-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2018, Amplify Energy Operating LLC (the “Borrower”) and Amplify Acquisitionco, Inc., wholly owned subsidiaries of Amplify Energy Corp., a Delaware corporation (the “Company”), entered into a letter agreement (the “Letter Agreement”) relating to that certain Credit Agreement dated as of November 2, 2018, among the Borrower, Amplify Acquisitionco, Inc., Bank of Montreal, as administrative agent (the “Administrative Agent”), and the other lenders and agents from time to time party thereto (the “Credit Agreement”). Pursuant to the Letter Agreement, the parties to the Credit Agreement agreed, among other things, to:

•	extend the date by which the Borrower must show compliance with certain minimum hedging requirements set forth in the Credit Agreement from December 31, 2018 to February 28, 2019; and

•

subject to certain conditions, waive the requirement that the Borrower deliver to the Administrative Agent within 60 days after the closing date of the Credit Agreement control agreements with respect to certain deposit accounts held or maintained by each Loan Party (as defined in the Credit Agreement) on the closing date of the Credit Agreement.

All other material terms and conditions of the Credit Agreement were unchanged.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 28, 2018

AMPLIFY ENERGY CORP.

By:	/s/ Martyn Willsher

Name: Title:	Martyn Willsher Senior Vice President and Chief Financial Officer